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                                                                     Exhibit 8.1



                                  Subsidiaries


        Name                                     Jurisdiction of Incorporation
        ----                                     -----------------------------

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Telecom Personal S.A.                                   Argentina

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Nucleo S.A. (1)                                         Paraguay

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Cable Insignia (1) (2)                                  Paraguay

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Micro Sistemas (2)                                      Argentina

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Telecom Argentina USA Inc.                              Delaware, United States

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Publicom S.A.                                           Argentina

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(1)  Interest held indirectly through Telecom Personal.
(2)  Not operative as of December 31, 2002.